Exhibit 99.1

WEX Announces Intention to Launch Modified Dutch Auction Tender Offer

Intends to launch a “modified Dutch auction” tender offer to repurchase up to $750 million worth of common stock at a purchase price of not less than $148 per share nor greater than $170 per share

PORTLAND, Maine--(BUSINESS WIRE) --February 25, 2025--WEX Inc. (NYSE: WEX), the global commerce platform that simplifies the business of running a business, today announced its current intention to launch a “modified Dutch auction” tender offer to purchase up to $750 million worth of common stock, par value $0.01 per share (“Common Stock”) at a cash purchase price of not less than $148 per share nor greater than $170 per share (the “Purchase Price”). WEX currently expects to consummate one or more debt financings, resulting in aggregate gross proceeds of at least $750 million, to be used principally to fund the anticipated tender offer. The tender offer is currently expected to commence tomorrow, February 26, 2025, and to expire at one minute after 11:59 p.m., New York City Time, on Tuesday, March 25, 2025, unless the offer is extended or earlier terminated. The tender offer is expected to be subject to certain conditions, including a financing condition, each of which must be satisfied prior to the expiration time of the tender offer in order to ultimately consummate the tender offer.

Melissa Smith, WEX’s Chair, Chief Executive Officer, and President said, “The anticipated tender offer reflects the shared confidence that management and the Board of Directors have in the future outlook of our business, the strength of our commercial and product portfolio, and our belief in the long-term value of WEX. We remain committed to the investments we’ve previously communicated to drive organic growth and will focus this year on delivering on these initiatives.”

A “modified Dutch auction” tender offer allows shareholders to indicate how many shares of Common Stock and at what price (within the range set forth in the tender offer) they wish to tender their shares. Based on the number of shares of Common Stock tendered and the prices specified by the tendering shareholders, if the tender offer is consummated, WEX will determine the lowest price per share within the range that will enable it to purchase $750 million of shares of Common Stock, or such lesser number of shares of Common Stock that are properly tendered and not properly withdrawn prior to the expiration date of the tender offer. All shares purchased in any tender offer would be purchased at the same price, even if the shareholder tendered at a lower price. Shares of WEX tendered at a price above the price at which WEX is able to purchase $750 million of shares will not be purchased in the tender offer.

If and when WEX initiates any tender offer, neither WEX nor its Board of Directors will make any recommendation to any shareholder as to whether to tender or refrain from tendering any shares of Common Stock or as to the price or prices at which shareholders may choose to tender their shares. WEX has not authorized any person to make any such recommendation. If WEX does launch such a tender offer, shareholders must decide whether to tender their shares of Common Stock and, if so, how many shares to tender and at what price or prices to tender. In doing so, shareholders should carefully evaluate all of the information in the tender offer documents, when available, before making any decision with respect to the tender offer, and should consult their own broker or other financial and tax advisors.

Additional Information Regarding the Potential Tender Offer
The potential tender offer described in this press release has not yet commenced, and there can be no assurance that WEX will commence the equity tender offer on the terms described in this release or at all. This press release is for informational purposes only. This press release is not a recommendation to buy or sell shares of Common Stock or any other securities, and it is neither an offer to purchase nor a solicitation of an offer to sell shares of Common Stock or any other securities. On the commencement date of the tender offer, if any, a tender offer statement on Schedule TO/I, including an offer to purchase, a letter of transmittal, and related materials, will be filed with the United States Securities and Exchange Commission (the “SEC”) by WEX. The tender offer, if made, will only be made pursuant to the offer to purchase, the letter of transmittal, and related materials filed as a part of the Schedule TO/I. When available, shareholders should read carefully the offer to purchase, letter of transmittal, and related materials because they will contain important information, including the various terms of, and conditions to, the tender offer. Once the tender offer is commenced, shareholders will be able to obtain a free copy of the tender offer statement on Schedule TO/I, the offer to purchase, letter of transmittal, and other documents that WEX will be filing with the SEC at the SEC’s website at www.sec.gov, the investor relations section of WEX’s website at www.wexinc.com, or from the information agent for the tender offer.

About WEX
WEX (NYSE: WEX) is the global commerce platform that simplifies the business of running a business. WEX has created a powerful ecosystem that offers seamlessly embedded, personalized solutions for its customers around the world. Through its rich data and specialized expertise in simplifying benefits, reimagining mobility and paying and getting paid, WEX aims to make it easy for companies to overcome complexity and reach their full potential. For more information, please visit www.wexinc.com.

Forward Looking Statements

This press release contains forward-looking statements including, but not limited to, statements regarding its intention to launch a modified Dutch auction tender offer. Any statements in this press release that are not statements of historical facts are forward-looking statements. When used in this press release, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “positions,” “confidence,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. Forward-looking statements relate to our future plans, objectives, expectations, and intentions and are not historical facts and accordingly involve known and unknown risks and uncertainties and other factors that may cause the actual results or performance to be materially different from future results or performance expressed or implied by these forward-looking statements, including the ability of the Company to execute the modified Dutch tender offer as intended; as well as other risks and uncertainties identified in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission on February 20, 2025 and subsequent filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release and undue reliance should not be placed on these statements. The Company disclaims any obligation to update any forward-looking statements as a result of new information, future events, or otherwise.

Contacts
News media:
WEX
Megan Zaroda, 610-379-6211
Megan.Zaroda@wexinc.com

Investor:
WEX
Steve Elder, 207-523-7769
Steve.Elder@wexinc.com